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Exhibit 5.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Registration Statement on Form F-10 of Yamana Gold Inc. of our report dated August 15, 2003, relating to the financial statements of the Fazenda Brasileiro Gold Mining Division of Companhia Vale do Rio Doce which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Rio de Janeiro, Brazil
June 17, 2005

/s/ PRICEWATERHOUSECOOPERS
PricewaterhouseCoopers
Auditores Independentes

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM